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                                                                     Exhibit 5.1

                   [Dow, Lohnes & Albertson, PLLC Letterhead]
                                [Atlanta Office]
                                 (770) 901-8800


                                November 21, 2001


Triton PCS Holdings, Inc.
1100 Cassatt Road
Berwyn, Pennsylvania  19312

Ladies and Gentlemen:

     We have acted as special counsel for Triton PCS Holdings, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3, Commission file number 333-65730 (the "Registration Statement"), relating to (i) shares of Class A common stock, $.01 par value per share, of the Company (the "Class A Common Stock"); (ii) shares of preferred stock, $.01 par value per share, of the Company (the "Preferred Stock"); (iii) warrants or other rights to purchase shares of Preferred Stock (the "Preferred Stock Warrants or Rights"); (iv) warrants or other rights to purchase shares of Class A Common Stock (the "Common Stock Warrants or Rights"); and (v) up to 6,900,000 shares of Class A Common Stock which is currently owned and may be sold by certain stockholders of the Company described in the Registration Statement (the "Selling Stockholders Stock"). The Common Stock Warrants or Rights and the Preferred Stock Warrants or Rights are referred to herein as the "Warrants or Rights", and the Class A Common Stock, Preferred Stock, the Warrants or Rights and the Selling Stockholders Stock are referred to herein collectively as the "Offered Securities". The Offered Securities being registered under the Registration Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the "Securities Act").

     The Preferred Stock will be issued pursuant to a Certificate of Designation (the "Certificate of Designation") relating to a particular series of Preferred Stock. The Warrants or Rights will be issued under one or more warrant or rights agreements (each, a "Warrant or Rights Agreement"), each to be entered into between the Company and one or more institutions as identified in the applicable Warrant or Rights Agreement.

     In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including, without limitation, the following: (a) the Second Restated Certificate of Incorporation of the Company;
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Triton PCS Holdings, Inc.
November 21, 2001

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(b) the Second Amended and Restated Bylaws of the Company; (c) the form of the
Underwriting Agreement attached as Exhibit 1.1 to the Registration Statement; and (d) the minutes of the Board of Directors of the Company (the "Board") relating to the offering of the Offered Securities being registered under the Registration Statement. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents. Whenever a statement herein is qualified by "to our knowledge," or a similar phrase, it is intended to indicate that during the course of our representation of the Company in connection with the Registration Statement, none of the attorneys in this firm who have rendered legal services in connection with the Registration Statement has obtained current actual knowledge of the inaccuracy of such statement. However, we have not undertaken any investigation to determine the accuracy of such statement. No inference as to our current actual knowledge of any matters should be drawn from the fact of our representation of the Company. In this connection we note that we did not represent the Company at the time the Selling Stockholders Stock was issued.

     We are members of the Bar of the State of Georgia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction, other than the corporate laws of the Delaware General Corporation Law and the laws of the United States to the extent applicable hereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law under the laws of the State of Georgia, the laws of the United States to the extent applicable hereto and the Delaware General Corporation Law, and we express no opinion as to the laws of any states or jurisdictions other than as specified above.

     Based upon and subject to the other qualifications stated herein and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws;
(iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and the rules of the National Association of Securities Dealers, Inc. and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of the opinion as follows:

     (1) The Company is a validly existing corporation in good standing under the laws of the State of Delaware.

     (2) With respect to shares of Class A Common Stock to be offered by the Company, when both (A) the Board has duly taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Class A Common Stock and related matters and
          (B) certificates representing the shares of Class A Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or


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Triton PCS Holdings, Inc.
November 21, 2001

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          similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Class A Common Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Class A Common Stock), then such shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

     (3) With respect to shares of Preferred Stock to be offered by the Company, when both (A) the Board has duly taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and
          (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

     (4) With respect to the Warrants or Rights to be offered by the Company, when (A) the Board has duly taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants or Rights, the terms of the offering thereof and related matters, (B) the Warrant or Rights Agreement or Agreements relating to the Warrants or Rights have been duly authorized and validly executed and delivered by the Company and the warrant or rights agent appointed by the Company and (C) the Warrants or Rights or certificates representing the Warrants or Rights have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant or Rights Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then such Warrants or Rights will be validly issued.

     (5) The Selling Stockholders Stock was validly issued and, to our knowledge, is fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to
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Triton PCS Holdings, Inc.
November 21, 2001

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register additional securities identical to those covered by the Registration
Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

     This opinion is as of the date hereof, and we expressly disclaim any duty to update this opinion in the future in the event there are any changes in fact or law that may affect any matter addressed herein.

                                  Very truly yours,

                                  DOW, LOHNES & ALBERTSON, PLLC




                                  By:    /s/ John W. McNamara
                                      ------------------------------------
                                              John W. McNamara
                                              Member